Exhibit 10.5

AMERIPRISE FINANCIAL

FORM OF AWARD CERTIFICATE

for

Name of Employee

RESTRICTED STOCK AWARD (“RSA”)1

Number of Restricted Shares Awarded	Award Date	Percentage of Restricted Shares Subject to Vesting	Vesting Dates[2]
XXXXX	XXXXX

This restricted stock award (the “RSA”) is subject to the terms and conditions set forth in this Certificate, the Ameriprise Financial 2005 Incentive Compensation Plan (the “Plan”) and the Ameriprise Financial Long-Term Incentive Award Program Guide (the “LTIA Guide”).  All terms and provisions of the Plan and the LTIA Guide, as the same may be amended from time to time, are incorporated herein and made part hereof as if stated herein.  If any provision hereof and of the Plan or the LTIA Guide shall be in conflict, the terms of the Plan or the LTIA Guide, as applicable, shall govern.  All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Plan.

The RSA includes rights to vote the shares underlying the RSA as a shareholder of the Company.

Except as provided in the Plan and the LTIA Guide, the RSA may not be assigned, sold, pledged, hypothecated, transferred or otherwise disposed of in any manner other than as provided in this Certificate, the Plan or the LTIA Guide, subject to rules adopted by the Committee from time to time.

The granting of this RSA, or any prior or future award, is neither a contract nor a guarantee of continued employment; the continuation of your employment is and always will be at the discretion of the Company.  The granting of this award is a one-time discretionary act and it does not impose any obligation on the Company to offer future awards of any amount or nature.  The continuation of the Plan and the grant of future awards is a voluntary act completely within the discretion of the Company, and the Plan is subject to termination at any time.

1   For those RSAs that are intended to qualify under section 162(m) of the Internal Revenue Code of 1986, as amended, performance conditions based on the Company’s “return on equity” shall be applied.  The Company’s “return on equity” is generally the after-tax net income divided by the average annual shareholders’ equity.

2   The vesting schedule generally provides for vesting over a 4-year period.  In any event, the vesting schedule shall provide for vesting over a period of no less than 2 years from the Award Date.